[GRAPHIC OMITTED]

                                  OFFICE OF THE
                          PUBLIC REGULATION COMMISSION




                            CERTIFICATE OF AMENDMENT

                                       OF

                    MIMBRES VALLEY FARMERS ASSOCIATION, INC.

                                    3254174

     The Public Regulation Commission certifies that duplicate originals of the Articles of Amendment attached hereto, duly signed and verified pursuant to the provisions of the
                            BUSINESS CORPORATION ACT
                        (53-11-1 to 53-18-12 NMSA 1978)
have been received by it and are found to conform to law.

     Accordingly, by virtue of the authority vested in it by. law, the Public Regulation Commission issues this Certificate of Amendment and attaches hereto a duplicate original of the Articles of Amendment.


Dated: DECEMBER 30, 2002




                              IN TESTIMONY WHEREOF, THE PUBLIC REGULATION OF STATE OF NEW MEXICO HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS CHAIRMAN AND THE SEAL OF SAID
                              COMMISSION  TO  AFFIXED  AT  THE CITY OF SANTA FE.

                              /s/
                              --------------------------------------------------
                                                  CHAIRWOMAN

                              /s/
                              --------------------------------------------------
                                                  BUREAU CHIEF

                            ARTICLES OF AMENDMENT TO
                               AND RESTATEMENT OF
                          ARTICLES OF INCORPORATION
                                       OF
                    MIMBRES VALLEY FARMERS ASSOCIATION, INC.

                              ____________________


                                                --------------------------------
                                                       FILED IN OFFICE OF
                                                    NM PUBLIC REG. COMMISSION
                                                    -------------------------

                                                          DEC 30 2002

                                                    -------------------------
                                                       CORPORATION BUREAU
                                                --------------------------------


Pursuant to the provisions of Sections 53-13-2, 3, 4 and 7 of the New Mexico Business Corporation Act, the undersigned corporation adopts the following
Articles  of  Amendment  to  and  Restatement  of its Articles of Incorporation.

                                  ARTICLE ONE

The  name  of  the  corporation  is  MIMBRES  VALLEY  FARMERS  ASSOCIATION, INC.

                                  ARTICLE TWO

The Amendment alters or changes Articles II and IV of the Articles of Incorporation and the full text of each provision as it is amended to read is as follows:


                                       II


          "The location of the principal office and the registered office of said corporation in this State is 811 South Platinum, Deming, New Mexico 88030 and its registered agent is Shelby C. Phillips, III."

          *   *   *

                                       IV

          "The amount of the total authorized capital stock of this corporation is five hundred thousand dollars ($500,000), which is divided into twenty thousand (20,000) shares, of the par value of twenty-five dollars ($25) per share. Said corporation will commence business with a capital stock of two thousand dollars ($2,000). The number of shares of common stock of the corporation which can be owned by a single shareholder shall not exceed three and six/tenths percent (3.6%) of the total authorized common stock of the corporation."

                                  ARTICLE THREE

The amendment is incorporated in the Restated Articles of Incorporation of the corporation attached hereto and by this reference incorporated herein. The Restated Articles of Incorporation, except as amended hereby, set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended and the Restated Articles of Incorporation with the amendment herein adopted supersede the original Articles of Incorporation and all amendments thereto.

                                  ARTICLE FOUR

The foregoing Amendment to the Articles of Incorporation and the Restated Articles of Incorporation were adopted by resolution of the Board of Directors dated as of October 10, 2002 and directed to be submitted to a vote of shareholders. The foregoing Amendment to the Articles of Incorporation and the Restated Articles of Incorporation were adopted by the shareholders of the corporation at the Annual Meeting of Shareholders on November 22, 2002.

                                  ARTICLE FIVE

The Amendment and the Restated Articles of Incorporation were approved by an affirmative vote of the holders of a majority of the shares entitled to vote thereon in accordance with Section 53-13-2 of the New Mexico Business Corporation Act. The number of shares of common stock of the corporation, S25 par value, outstanding and entitled to vote on the Amendment was 13,781.47. The number of shares of common stock of the corporation voted for the Amendment was 7,747.99 and the number of shares of common stock of the corporation voted
--------
against  the  Amendment  was  149.
                              ---

                                  ARTICLE SIX

The Articles of Incorporation of the corporation provide only for the issuance of common stock; accordingly, only holders of common stock were entitled to vote and did vote on the Amendment. The Amendment did not provide for any exchange, reclassification, or cancellation of issued shares and did not effect a change in the stated capital of the corporation.

               EXECUTED  this  22  day  of  November,  2002.
                              ----


                                   MIMBRES VALLEY FARMERS ASSOCIATION, INC.



                                   By: /s/ Shelby C. Phillips, III
                                      ----------------------------------
                                      Shelby C. Phillips, III
                                      President

                                    RESTATED
                            ARTICLES OF INCORPORATION
                            (As of November 22, 2002)

                                       Of

                    MIMBRES VALLEY FARMERS ASSOCIATION, INC.


These Restated Articles of Incorporation of Mimbres Valley Farmers Association, Inc. correctly set forth without change the corresponding provisions as amended to date and the Restated Articles of Incorporation supersede the original articles of incorporation of the corporation and all previous amendments.

                                        I

     The  name  of  this corporation is MIMBRES VALLEY FARMERS ASSOCIATION, INC.

                                       II

     The location of the principal office and the registered office of said corporation in this State is 811 South Platinum, Deming, New Mexico 88030 and Shelby C. Phillips III is its registered agent.

                                      III

     The  objects  for  which  this  corporation  is  formed  are  as  follows:

     To buy, sell and exchange merchandise of every name, kind, nature and description;

     To purchase, or otherwise acquire, real estate, and to erect, purchase, or otherwise acquire, own and operate, storehouses, warehouses, tanks, depositories, and any and all other . buildings and structures necessary or useful in the conduct of the business of this corporation;

     To encourage, promote, establish, manage and operate creameries, dairies, cold storage plants, canning and pickling plants and factories, and any and all other manufacturing plants and enterprises for the purpose of using and converting the agricultural, horticultural and dairy products of the Mimbres Valley, and to erect, or otherwise acquire, such manufacturing or other plants, for the purpose of their management and operation by lessees;

     To encourage, promote, finance and manage agricultural fairs and exhibits in the Mimbres Valley;

     To enter into contracts with producers for the raising of crops, and with commission merchants, brokers, or others, for the marketing and disposal thereof;

     To employ, contract with, and compensate, skilled persons to instruct the stockholders of this corporation in the theory and art of agriculture, horticulture, dairying, stock raising and irrigation, and to instruct and assist this corporation in the marketing and sale of the products of the Mimbres Valley;

     To  buy,  sell  and  exchange  live  stock;

     To do and perform any and all other acts or things necessary to, or tending to promote, the general purposes of this corporation, which are hereby declared to be the development of the agricultural, horticultural, dairy and livestock industries in the Mimbres Valley, and the improvement of market conditions.

                                       IV

     The amount of the total authorized capital stock of this corporation is five hundred thousand dollars ($500,000), which is divided into twenty thousand (20,000) shares, of the par value of twenty-five dollars ($25) per share. Said corporation will commence business with a ; capital stock of two thousand dollars ($2,000). The number of shares of common stock of the corporation which can be owned by a single shareholder shall not exceed three and six/tenths percent (3.6%) of the total authorized common stock of the corporation.

                                        V

     The names and post office addresses of the incorporators, and the number of shares subscribed by each, are as follows:

     Name                  Post office Address         Number of Shares,
     John Hund             Deming, New Mexico,         40 shares,
     Hugh Ramsay           Deming, New Mexico,         40 shares,
     H.E. VanSickle        Deming, New Mexico,         40 shares,
     George W. McCan       Deming, New Mexico,         40 shares,
     S. J. Smith           Deming, New Mexico,         40 shares,

                                       VI

     The  duration  of  this  corporation  shall  be  perpetual.

                                      VII

     The Board of Directors shall consist of not less than five stockholders to be elected at the annual meeting to be provided for by the by-laws. The Board of Directors, during the first i three months, or until successors shall have been elected and shall have qualified, shall consist of the incorporators herein named.

                                      VIII

     The  Board  of  Directors  shall have the power to adopt and alter by-laws.

                                       IX

     Dividends may be declared and paid, at such times, and in such amounts, as the Board of I Directors shall deem best, provided; that the capital stock of the corporation shall not thereby . be impaired.

                                        X

     The quorum requirement for shareholder's meetings, either annual or special, shall be one-third (1/3) of the issued and outstanding shares of the common stock of the corporation.